TEMA ETF TRUST N-1A/A	Exhibit 99.28(a)(2)

AGREEMENT AND DECLARATION OF TRUST

OF

TEMA ETF TRUST
(a Delaware Statutory Trust)

Principal Place of Business:

Dated as of November 8, 2022, as amended April 6, 2023

TABLE OF CONTENTS

Page

ARTICLE I THE TRUST	1
1.1 Name	1
1.2 Definitions	1
ARTICLE II PURPOSE OF THE TRUST	3
ARTICLE III BOARD OF TRUSTEES AND BY-LAWS	3
3.1 Number and Qualification	3
3.2 Term and Election	4
3.3 Resignation and Removal	4
3.4 Vacancies	4
3.5 Meetings	4
3.6 Trustee Action by Written Consent	4
3.7 Officers	4
3.8 Powers and Duties	4
3.9 Legal Title	8
3.10 Issuance and Repurchase of Shares	8
3.11 Delegation; Committees	9
3.12 By-Laws	9
ARTICLE IV SERIES AND CLASSES OF SHARES	9
4.1 Classification of Shares	9
4.2 Establishment and Designation	9
4.3 Separate and Distinct Nature	10
4.4 Conversion Rights	10
4.5 Rights and Preferences	10
4.6 Disclosure of Shareholder Holdings	11
ARTICLE V ADVISORY, MANAGEMENT AND DISTRIBUTION ARRANGEMENTS	11
5.1 Adviser, Sub-Adviser and Administrator	11
5.2 Underwriter; Sub-Transfer Agent and Shareholder Servicing Agent; Custodian	12
5.3 Parties to Contract	12
5.4 Further Authority of the Trustees	12
ARTICLE VI LIMITATIONS OF LIABILITY AND INDEMNIFICATION	12
6.1 No Personal Liability of Shareholders, Trustees, etc.	12
6.2 Limitation of Liability of Trustees and Others	13
6.3 Experts; No Bond or Surety	14
6.4 Liability of Third Persons Dealing with the Trust or Trustees	14
6.5 Indemnification and Advancement of Expenses	14

6.6 Further Indemnification	15
6.7 Amendments and Modifications	16
6.8 Derivative Actions and Appraisal of Rights	16
6.9 Fiduciary Duties	16
ARTICLE VII SHARES OF BENEFICIAL INTEREST	17
7.1 Beneficial Interest	17
7.2 Rights of Shareholders	17
7.3 Trust Only	17
7.4 Issuance and Listing of Shares	17
7.5 Register of Shares	18
7.6 Redemption and Repurchase of Shares	19
7.7 Redemption Price	19
7.8 Payment	19
7.9 Redemption by Action of the Trust	19
7.10 Suspension of Right of Redemption	20
7.11 Determination of Net Asset Value; Valuation of Portfolio Assets	20
7.12 Distributions	20
7.13 Transfer Agent and Registrar	21
7.14 Notices	21
ARTICLE VIII SHAREHOLDERS	21
8.1 Meetings of Shareholders	21
8.2 Voting	22
8.3 Quorum and Required Vote	22
8.4 Action by Written Consent in Lieu of Meeting of Shareholders	23
8.5 Access to Trust Records	23
ARTICLE IX DURATION; TERMINATION OF TRUST; AMENDMENT; MERGERS, ETC.	23
9.1 Duration	23
9.2 Termination	23
9.3 Amendment Procedure	24
9.4 Merger, Consolidation	25
9.5 Sale of Assets; Reorganization	25
9.6 Conversion	25
9.7 Combination of Classes	25
ARTICLE X MISCELLANEOUS	26
10.1 Filing	26
10.2 Registered Agent	26

ii

10.3 Applicable Law	26
10.4 Statutory Trust Only	27
10.5 Provisions in Conflict with Law or Regulations	27
10.6 Counterparts	27
10.7 Reliance by Third Parties	27
10.8 Trustees May Resolve Ambiguities	28

iii

AGREEMENT AND DECLARATION OF TRUST
OF
TEMA ETF TRUST

AGREEMENT AND DECLARATION OF TRUST made as of the 8th day of November, 2022, and amended the 6th day of April, 2023, by the Trustees of Tema ETF Trust, each of whom has executed this Declaration of Trust.

WHEREAS, this Trust was created by the filing of a Certificate of Trust with the Secretary of State of the State of Delaware on July 25, 2022; and

WHEREAS, this Trust has been formed to carry on business of an investment company as set forth more particularly hereinafter;

WHEREAS, this Trust is authorized to issue an unlimited number of its shares of beneficial interest all in accordance with the provisions hereinafter set forth; and

WHEREAS, the Trustee agree to manage all property coming into their hands as trustees of a Delaware statutory trust in accordance with the provisions of the Delaware Statutory Trust Act of 2002 (12 Del. C. § 3801, et seq.), as from time to time amended and including any successor statute of similar import (the “DSTA”), and the provisions hereinafter set forth.

NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities, and other assets which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in this Trust as hereinafter set forth.

ARTICLE I

THE TRUST

1.1            Name

This Trust shall be known as “Tema ETF Trust” and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine.

1.2            Definitions

As used in this Declaration of Trust, the following terms shall have the following meanings.

“1940 Act” refers to the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder and exemptions granted therefrom, as amended from time to time.

“Affiliated Person”, “Assignment”, “Commission”, “Interested Person” and “Principal Underwriter” shall have the meanings given them in the 1940 Act.

“Authorized Participant” shall mean means a member or participant of a clearing agency registered with the Commission, which has a written agreement with the Trust or a Series or one of their service providers that allows the Authorized Participant to place orders for the purchase and redemption of Creation Units.

“Board” shall mean the Board of Trustees of the Trust.

“By-Laws” shall mean the By-Laws of the Trust as amended from time to time by the Trustees.

“Class” shall mean any of the separate classes of Shares established and designated under or in accordance with the provisions of Article IV hereof and to which the Trustees have allocated assets and liabilities of the Trust in accordance with Article IV.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.”

“Commission” shall mean the Securities and Exchange Commission.

“Creation Unit” shall have the meaning set forth in Section 7.4(a) of this Declaration of Trust.

“Declaration of Trust” shall mean this Agreement and Declaration of Trust, as amended, supplemented or amended and restated from time to time.

“Delaware Statutory Trust Act” shall mean the provisions of the Delaware Statutory Trust Act, 12 Del. C. §§ 3801, et. seq., as such Act may be amended from time to time.

“Delaware General Corporation Law” means the Delaware General Corporation Law, 8 Del. C. §§ 101, et. seq., as amended from time to time.

“Fundamental Policies” shall mean the investment policies and restrictions as set forth from time to time in any Prospectus, Statement of Additional Information or contained in any current Registration Statement of the Trust filed with the Commission or as otherwise adopted by the Trustees and the Shareholders in accordance with the requirements of the 1940 Act and designated as fundamental policies therein as they may be amended from time to time in accordance with the requirements of the 1940 Act.

“Interested Person” has the meaning given it in Section 2(a)(19) of the 1940 Act.

“Investment Adviser” or “Adviser” means a party including an adviser or sub-adviser furnishing investment management services to the Trust pursuant to any contract described in Article VI hereof.

“Majority Shareholder Vote” shall mean a vote of “a majority of the outstanding voting securities” (as such term is defined in the 1940 Act) of the Trust with each class and series of Shares voting together as a single class, except to the extent otherwise required by the 1940 Act or this Declaration of Trust with respect to any one or more classes or series of Shares, in which case the applicable proportion of such classes or series of Shares voting as a separate class or series, as case may be, also will be required.

“Person” shall mean and include individuals, corporations, partnerships, trusts, limited liability companies, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

“Principal Underwriter” shall have the meaning given in Section (2)(a)(29) of the 1940 Act.

“Prospectus” shall mean the Prospectus of the Trust, if any, as in effect from time to time under the Securities Act of 1933, as amended.

“Series” shall mean any of the separate series of Shares established and designated under or in accordance with the provisions of Article IV hereof and to which the Trustees have allocated assets and liabilities of the Trust in accordance with Article IV.

“Shareholders” shall mean as of any particular time the holders of record of outstanding Shares of the Trust, at such time.

“Shares” shall mean the transferable units of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares. In addition, Shares also means any preferred shares or preferred units of beneficial interest which may be issued from time to time, as described herein. All references to Shares shall be deemed to be Shares of any or all series or classes as the context may require.

“Sole Trustee” shall be the first person who executes this Declaration of Trust.

“Trust” shall mean the trust established by this Declaration of Trust, as amended from time to time, inclusive of each such amendment.

“Trust Property” shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust or the Trustees in such capacity.

“Trustees” shall mean the signatories to this Declaration of Trust, so long as they shall continue in office in accordance with the terms hereof, and all other persons who at the time in question have been duly elected or appointed and have qualified as trustees in accordance with the provisions hereof and are then in office.

ARTICLE II

PURPOSE OF THE TRUST

The purpose of the Trust is to conduct, operate and carry on the business of an investment company registered under the 1940 Act through one or more Series (including exchange-traded funds) investing primarily in securities.

ARTICLE III

BOARD OF TRUSTEES AND BY-LAWS

3.1            Number and Qualification

Prior to a public offering of Shares there may be a sole Trustee. Thereafter, the number of Trustees constituting the Board of Trustees may be fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by a majority of the Board of Trustees, provided, however, that the number of Trustees shall in no event be less than one (1) nor more than fifteen (15). The range of the number of Trustees shall be fixed by the By-Laws. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his or her term. Trustees need not own Shares and may succeed themselves in office.

3.2	Term and Election

Each Trustee shall hold office until the next meeting of Shareholders called for the purpose of considering the election or reelection of such Trustee or of a successor to such Trustee, and until his or her successor is elected and qualified, and any Trustee who is appointed by the Trustees in the interim to fill a vacancy as provided hereunder shall have the same remaining term as that of his or her predecessor, if any, or such term as the Trustees may determine.

3.3	Resignation and Removal

A Trustee of the Trust may resign or be removed in the manner specified in the By-Laws.

3.4	Vacancies

Whenever a vacancy in the Board shall occur, it shall be filled in a manner specified in the By-Laws.

3.5	Meetings

The Board may hold its meetings, from time to time, in a manner specified in the By-Laws.

3.6	Trustee Action by Written Consent

Any action which may be taken by Trustees by vote may be taken without a meeting if that number of the Trustees, or members of a committee, as the case may be, required for approval of such action at a meeting of the Trustees or of such committee consent to the action in writing and the written consents are filed with the records of the meetings of Trustees. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees.

3.7	Officers

The Trustees shall elect a President, a Principal Executive Officer, a Treasurer, Principal Financial Officer, a Secretary and an Assistant Secretary, and may elect a Chairman, who shall serve at the pleasure of the Trustees or until their successors are elected. A Chairman, President and Treasurer may, but need not, be a Trustee. The President shall be the Principal Executive Officer and if the position of President is vacant or not established, the Chairman shall be the Principal Executive Officer. The Treasurer shall be the Principal Financial Officer.

3.8	Powers and Duties

(a)             General Powers. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust but with full powers of delegation, except as may otherwise be expressly prohibited by this Declaration of Trust, the 1940 Act or other applicable law. The Trustees shall have the power to direct the business and affairs of the Trust and carry on the Trust’s operations and maintain offices both within and outside the State of Delaware, and to do or authorize all such other things and execute or authorize the execution of all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust. With respect to any power or authority of the Trustees hereunder, whether stated or implied, the Trustees shall have all further powers and authority as may be necessary, incidental, relative, conductive, appropriate or desirable for the accomplishment, carrying out or attainment of any action authorized by the Trustees. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. Without limiting the foregoing, the Trustees shall have power and authority to operate and carry on the business of an investment company and the Trustees shall exercise all the powers as are necessary, convenient, appropriate, incidental or customary in connection therewith and may exercise all powers which are ordinarily exercised by the trustees of a statutory trust. The enumeration of any specific power herein shall not be construed as limiting the aforesaid general powers. Such powers of the Trustees may be exercised without order of or resort to any court. Whenever in this Declaration of Trust the Trustees are given authority to act on behalf of the Trust or to direct, authorize or cause the Trust to take any action, such power and authority shall apply, mutatis mutandis, to any action of the Trust on behalf of any Series or Class, whether or not specific reference is made to Series or Classes.

(b)           Investments. The Trustees shall not in any way be bound or limited by present or future laws, rules, regulations or customs in regard to investments by fiduciaries, but shall have full authority and power to authorize the Trust to make, invest and reinvest in, to buy or otherwise acquire, to hold, for investment or otherwise, to borrow, to sell, terminate, exercise or otherwise dispose of, to lend or to pledge, to write, enter into, engage, trade or deal in any and all investments or investment strategies as they may deem proper at any time and from time to time to accomplish the purpose of the Trust or any Series thereof. In furtherance of, and in no way limiting, the foregoing, the Trustees shall have power and authority to authorize the Trust:

(i)            to exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities or other assets;

(ii)           to hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form or either in the Trust’s name or in the name of a custodian or a nominee or nominees;

(iii)          to exercise all rights, powers and privileges of ownership or interest in all securities and other assets included in the Trust Property, including the right to vote thereon and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement and enhancement in value of all such assets;

(iv)          to acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale or otherwise) any property, real or personal, tangible or intangible, including cash, securities, currencies, any commodities and any interest therein;

(v)           subject to the Fundamental Policies in effect from time to time with respect to the Trust, the Trustees shall have the power to borrow money or otherwise obtain credit or utilize leverage to the maximum extent permitted by law or regulation as such may be needed from time to time and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation;

(vi)          to secure borrowings by mortgaging, pledging or otherwise subjecting as security all or any portion of the Trust Property;

(vii)         to endorse, guarantee, or undertake the performance of any obligation or engagement of any other Person;

(viii)        to lend money or any other Trust Property;

(ix)           to aid by further investment any corporation, company, trust, association or firm, any obligation of or interest in which is included in the Trust Property or in the affairs of which the Trustees have any direct or indirect interest and to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest;

(x)            to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any such corporation, company, trust, association or firm;

(xi)           to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property or the Trust, the Trustees or any officer, employee or agent of the Trust; to prosecute, defend, compromise or abandon any claims relating to the Trust Property or the Trust, or the Trustees or any officer, employee or agent of the Trust; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments;

(xii)          to incur and pay out of the assets or income of the Trust any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration of Trust, and the business of the Trust, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees. The Trustees may pay themselves such compensation for special services, including legal, underwriting, syndicating and brokerage services, as they in good faith may deem reasonable reimbursement for expenses reasonably incurred by themselves on behalf of the Trust;

(xiii)         to consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security or property of which is held in the Trust;

(xiv)         to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or issuer;

(xv)          to pay calls or subscriptions with respect to any security held in the Trust; and

(xvi)         to join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper.

(c)             Additional Powers. The Trustees shall have the power and authority on behalf of the Trust:

(i)               to employ, engage or contract with, or make payments to, such Persons as the Trustees may deem desirable for the transaction of the business of the Trust or any Series thereof, including, without limitation, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member, whether as agents or independent contractors of the Trust or any Series thereof, or as delegates of the Trustees, officers, or any other Person who may be involved with the management of the business affairs of the Trust or any Series thereof, to have such titles, and such rights, powers and duties as the Trustees may determine from time to time, to terminate any such employment, engagement or contract or other relationship, and to delegate to any such Person the supervision of any other Person that has been so employed, engaged or contracted with;

(ii)              to authorize the Trust to enter into joint ventures, partnerships and any other combinations or associations;

(iii)            to elect and remove such officers as they consider appropriate, including, without limitation, a Chairman, a President, a Principal Executive Officer, a Treasurer, a Principal Financial Officer, a Secretary and an Assistant Secretary, provided that the Trustees may not remove the Chairman, President or Secretary unless it has provided at least thirty (30) days in advance of such removal to all officers of the Trust;

(iv)            to authorize the Trust to indemnify any Person with whom the Trust has dealings, including, without limitation, any service provider employed by the Trust, to such extent as the Trustees shall determine;

(v)             to authorize the Trust to purchase, and pay for out of Trust Property, (A) insurance policies insuring the Shareholders, Trustees, officers, employees and any other Persons, including, without limitation, any service provider employed by the Trust, against any or all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity whether or not the Trust would have the power to indemnify such Person against such liability, (B) insurance for the protection of Trust Property, (C) insurance as may be required by applicable law, or (D) such other insurance as the Trustees shall deem advisable, in each case as the Trustees shall determine;

(vi)            to authorize the Trust to establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any Trustees, officers, employees and agents of the Trust;

(vii)           to authorize the Trust to guarantee indebtedness or contractual obligations of others;

(viii)         to determine and change the fiscal year of the Trust or any Series and the method by which its accounts shall be kept;

(ix)            to adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust;

(x)             to enter into contracts of any kind and description;

(xi)            to the fullest extent permitted by Section 3804 of the Delaware Act, to allocate assets, liabilities and expenses of the Trust to a particular Series and liabilities and expenses to a particular Class or to apportion the same between or among two or more Series or Classes, provided that any liabilities or expenses incurred by a particular Series or Class shall be payable solely out of the assets belonging to that Series or Class in accordance with Article IV hereto;

(xii)       to list Shares on a United States or foreign stock exchange; and

(xiii)       to engage in any other lawful act or activity in connection with or incidental to any of the powers enumerated in this Declaration of Trust, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

(d)             The foregoing enumeration of the powers and authority of the Trustees shall be read as broadly and liberally as possible, it being the intent of the foregoing in no way to limit the Trustees’ powers and authority.

3.9	Legal Title

Legal title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have the power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, custodian or pledgee, on such terms as the Trustees may determine, provided that the interest of the Trust therein is appropriately protected.

The right, title and interest of the Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee upon his or her due election and qualification. Upon the ceasing of any person to be a Trustee for any reason, such person shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

3.10	Issuance and Repurchase of Shares

The Trustees shall have the power to authorize the Trust to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares and in any options, warrants or other rights to purchase Shares or any other interests in the Trust other than Shares.

3.11	Delegation; Committees

The Trustees shall have the power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient, to at least the same extent as such delegation is permitted to directors of corporations formed under the Delaware General Corporation Law and is permitted by the 1940 Act, as well as any further delegations the Trustees may determine to be desirable, expedient or necessary in order to effect the purpose hereof. The Trustees may, to the extent that they determine it necessary, desirable and appropriate, designate committees with such powers as the Trustees deem appropriate, each of which shall consist of at least two Trustees, which shall have all or such lesser portion of the authority of the entire Board as the Trustees shall determine from time to time, except to the extent action by the entire Board or particular Trustees is required by the 1940 Act.

3.12	By-Laws

The Trustees shall have the exclusive authority to adopt and from time to time amend or repeal the By-Laws for the conduct of the business of the Trust.

ARTICLE IV

SERIES AND CLASSES OF SHARES

4.1	Classification of Shares

The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series or Class into one or more Series or Class that may be established and designated from time to time.

4.2	Establishment and Designation

The Trustees shall have exclusive power without the requirement of Shareholder approval to establish and designate separate and distinct Series and Classes of Shares and to fix such preferences, voting powers, rights and privileges of such Series or Class as the Trustees may from time to time determine, to divide or combine Shares of any Series or Class into a greater or lesser number without thereby materially changing the proportionate beneficial interest of Shares of such Series or Class in the assets held with respect to that Series, to classify or reclassify any issued Shares or any Series or Class thereof into one or more Series or Classes, and to take such other action with respect to Shares as the Trustees may deem desirable. The establishment and designation of any Series or Class (in addition to those established and designated in this Section below) shall be effective upon the execution by a majority of the Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of Shares of such Series or Class, or as otherwise provided in such instrument. Each such instrument shall have the status of an amendment to this Declaration of Trust.

4.3	Separate and Distinct Nature

Each Series and Class, including without limitation Series and Classes specifically established and designated in Section 4.2, shall be separate and distinct from any other Series and Class and shall maintain separate and distinct records on the books of the Trust, and the assets belonging to any such Series or Class shall be held and accounted for separately from the assets of the Trust or any other Series or Class.

4.4	Conversion Rights

Subject to compliance with the requirements of the 1940 Act, the Trustees shall have the authority to provide that holders of Shares of any Series or Class shall have the right to convert said Shares into Shares of one or more other Series or Class in accordance with such requirements and procedures as may be established by the Trustees.

4.5	Rights and Preferences

(a)             General. The Trustees shall have the exclusive power without the requirement of Shareholder approval to fix and determine the relative rights and preferences as between Shares of the separate Series and Classes. The initial Series and Classes and any further Series and Classes that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Series at the time of establishing and designating the same) have relative rights and preferences as set forth in this Section 4.5.

(b)             Assets and Liabilities “Belonging” to a Series or Class. All consideration received by the Trust for the issue or sale of Shares of particular Series or Class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of the Trust and of every other Series or Class and may be referred to herein as “assets belonging to” that Series or Class. The assets belonging to a particular Series or Class shall belong to that Series or Class for all purposes, and to no other Series or Class, subject only to the rights of creditors of that Series or Class. Such consideration, assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments which are not readily identifiable as belonging to any particular Series or Class (collectively “General Items”), the Trustees shall allocate to and among any one or more of the Series and/or Classes in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Any General Items so allocated to a particular Series or Class shall belong to that Series or Class. Each such allocation by the Trustees shall be conclusive and binding upon all Shareholders for all purposes. The assets belonging to each particular Series and Class shall be charged with the liabilities in respect of that Series or Class and all expenses, costs, charges and reserves attributable to that Series or Class, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged by the Trustees to and among any one or more of the Series and Classes established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon all Shareholders for all purposes.

(c)             Treatment of Particular Items. The Trustees shall have full discretion, to the extent consistent with the 1940 Act and consistent with generally accepted accounting principles, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

(d)             Limitation on Interseries and Interclass Liabilities. Subject to the right of the Trustees in their discretion to allocate general liabilities, expenses, costs, charges or reserves as provided in Section 4.5(a), the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series or Class shall be enforceable against the assets of such Series or Class only, and not against the assets of any other Series or Class. Notice of this limitation on liabilities between and among Series shall be set forth in the Certificate of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Statutory Trust Act, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the Delaware Statutory Trust Act relating to limitations on liabilities between and among series (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series.

(e)             Transfer of Shares. Except to the extent that transferability is limited by applicable law or such procedures as may be developed from time to time by the Trustees or the appropriate officers of the Trust, Shares shall be transferable on the records of the Trust only by the record holder thereof or by his or her agent thereunto duly authorized in writing, upon delivery to the Trustees or the Trust’s transfer agent of a duly executed instrument of transfer, together with a Share certificate, if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery the transfer shall be recorded on the register of the Trust.

4.6	Disclosure of Shareholder Holdings

The holders of Shares or other securities of the Trust shall upon demand disclose to the Trust in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Code unless contractually agreed otherwise; to comply with the requirements of any other law or regulation; or as the Trustees may otherwise decide, and ownership of Shares may be disclosed by the Trust if so required by applicable law or as the Trustees may otherwise decide.

ARTICLE V

ADVISORY, MANAGEMENT AND
DISTRIBUTION ARRANGEMENTS

5.1	Adviser, Sub-Adviser and Administrator

The Trust may enter into contracts with one or more Persons, to act as investment adviser, investment sub-adviser, manager, administrator, sub-administrator or other agent to the Trust or Series, and as such to perform such functions as the Trustees may deem reasonable and proper, including, without limitation, investment advisory, management, research, valuation of assets, clerical and administrative functions, under such terms and conditions, and for such compensation, as the Trustees may deem advisable. The Trustees may also authorize any adviser or sub-adviser to employ one or more sub-advisers from time to time and any administrator to employ one or more sub-administrators from time to time, upon such terms and conditions as shall be approved by the Trustees.

5.2	Underwriter; Sub-Transfer Agent and Shareholder Servicing Agent; Custodian; Authorized Participant

The Trust may enter into a contract or contracts with one or more Persons to act as underwriters, distributors, placement agents or authorized participants whereby the Trust may either agree to sell Shares of the Trust or any Series or Class to the other party or parties to the contract or appoint such other party or parties its sales agent or agents for such Shares and with such other provisions as the Trustees may deem reasonable and proper. All securities and cash of the Trust shall be held pursuant to a written contract or contracts with one or more custodians and subcustodians or shall otherwise be held in accordance with the 1940 Act.

5.3	Parties to Contract

Any contract of the character described in Sections 5.1 and 5.2 of this Article V or in Article V hereof may be entered into with any Person, although one or more of the Trustees, officers or employees of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article V or the By-Laws. The same Person may be the other party to contracts entered into pursuant to Sections 5.1 and 5.2 above or Article V, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 5.3.

5.4	Further Authority of the Trustees

The Trustees are further empowered, at any time and from time to time, to contract with any Persons to provide such other services to the Trust or one or more of the Series, as the Trustees determine to be in the best interests of the Trust and the applicable Series.

ARTICLE VI

LIMITATIONS OF LIABILITY AND INDEMNIFICATION

6.1	No Personal Liability of Shareholders, Trustees, etc.

No personal liability for any debt, liability or obligation or expense incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series or Class shall attach to any Shareholder or former Shareholder of the Trust. In case any Shareholder or former Shareholder of the Trust shall be held to be personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Trust or, if the Trust has more than one Series, the applicable Series, to be held harmless from and indemnified against all loss and expense arising from such liability; provided however that there shall be no liability or obligation of the Trust or any Series arising hereunder to reimburse any Shareholder for taxes paid by reason of such Shareholder’s ownership of any Shares or for losses suffered by reason of any changes in value of any Trust assets. The Trust shall, upon request by the Shareholder or former Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Trust and satisfy any judgment thereon.

6.2	Limitation of Liability of Trustees and Others

(a)             No Liability to Third Parties. No person who is or has been a Trustee, officer or employee of the Trust shall be subject to any personal liability whatsoever to any Person, other than the Trust or its Shareholders, in connection with the affairs of the Trust, and all Persons shall look solely to the Trust Property or Property of a Series for satisfaction of claims of any nature arising in connection with the affairs of the Trust or such Series.

Every note, bond, contract, instrument, certificate, Share or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his capacity as Trustees or Trustee and neither such Trustees or Trustee nor the Shareholders shall be personally liable thereon.

All Persons extending credit to, contracting with or having any claim against the Trust or a Series shall look only to the assets of the Trust Property or the Trust Property of such Series for payment under such credit, contract or claim; and neither the Trustees, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor.

(b)             Limitation of Liability to Trust and Shareholders. No person who is or has been a Trustee, officer or employee of the Trust shall be liable to the Trust or to any Shareholder, Trustee, officer or employee of the Trust for any action or failure to act in such capacity except for his or her own bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties involved in the conduct of the individual’s office, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. Any person who is or has been a Trustee, officer or employee of the Trust shall be protected against personal liability for obligations of the Trust under Section 3803(c) of the Act. The appointment, designation or identification of a Trustee as the Chairman of the Trustees, the lead or assistant lead independent Trustee, a member or Chairman of a committee of the Trustees, an expert on any topic or in any area (including “audit committee financial expert” as determined for purposes of Section 407 of the Sarbanes-Oxley Act of 2002 or any successor provision thereto), Principal Executive Officer and Principal Financial Officer, or having any other special appointment, designation or identification, shall not (a) impose on that person any duty, obligation or liability that is greater than the duties, obligations and liabilities imposed on that person as a Trustee in the absence of the appointment, designation or identification or (b) affect in any way such Trustee’s rights or entitlement to indemnification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof or be limited with respect to any indemnification to which such Trustee would otherwise be entitled.

(c)             No Liability for Acts of Others. Without limiting the foregoing limitations of liability contained in this Section 6.2, a Trustee shall not be responsible for or liable in any event for any neglect or wrongdoing of any officer, employee, investment adviser, sub-adviser, principal underwriter, custodian or other agent of the Trust, nor shall any Trustee be responsible or liable for the act or omission of any other Trustee (or for the failure to compel in any way any former or acting Trustee to redress any breach of trust), except in the case of such Trustee’s own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

6.3	Experts; No Bond or Surety

The Trustees may rely upon advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as Trustees hereunder, and shall be under no liability for any act or omission in accordance with such advice or for merely failing to follow such advice. In discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent registered public accounting firm and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of any other party to any contract entered into hereunder. The appointment, designation or identification of a Trustee as chairman of the Trustees, a member or chair of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee, or any other special appointment, designation or identification of a Trustee, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. In addition, no appointment, designation or identification of a Trustee as aforesaid shall affect in any way that Trustee’s rights or entitlement to indemnification or advancement of expenses. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

6.4	Liability of Third Persons Dealing with the Trust or Trustees

No third Person dealing with the Trust or the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trust or Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

6.5	Indemnification and Advancement of Expenses

Subject to the exceptions and limitations contained in this Section 6.5, every person who is, or has been, a Trustee, officer, or employee of the Trust, including persons who serve at the request of the Trust as directors, trustees, officers, employees or agents of another organization in which the Trust has an interest as a shareholder, creditor or otherwise (hereinafter referred to as a “Covered Person”), shall be indemnified by the Trust or the applicable Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding, whether civil or criminal, in which he becomes involved as a party or otherwise by virtue of his or her being or having been such a Trustee, director, officer, employee or agent and against amounts paid or incurred by him in settlement thereof. Expenses in connection with the defense or investigation of any proceeding of the character described above may be advanced by the Trust or Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Trust or Series if it is ultimately determined that he is not entitled to indemnification under this Section 6.5; provided, however, that either: (i) such Covered Person shall have provided appropriate security for such undertaking; (ii) the Trust is insured against losses arising out of any such advance payments; or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor are parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial type inquiry or full investigation), that there is reason to believe that such Covered Person will be found entitled to indemnification under this Section 6.5.

No indemnification shall be provided hereunder to a Covered Person to the extent such indemnification is prohibited by applicable federal law.

The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be such a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such a person.

Subject to applicable federal law, expenses of preparation and presentation of a defense to any claim, action, suit or proceeding subject to a claim for indemnification under this Section 6.5 shall be advanced by the Trust or the applicable Series prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Section 6.5.

To the extent that any determination is required to be made as to whether a Covered Person engaged in conduct for which indemnification is not provided as described herein, or as to whether there is reason to believe that a Covered Person ultimately will be found entitled to indemnification, the Person or Persons making the determination shall afford the Covered Person a rebuttable presumption that the Covered Person has not engaged in such conduct and that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification. Nothing herein contained shall indemnify, hold harmless or protect a Covered Person against any liability to the Trust or any Shareholder to which he or she otherwise would be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

As used in this Section 6.5, the words “claim,” “action,” “suit” or “proceeding” shall apply to all claims, demands, actions, suits, investigations, regulatory inquiries, mediation, arbitration, proceedings or any other occurrence of a similar nature, whether actual or threatened and whether civil, criminal, administrative or other, including appeals, and the words “liability” and “expenses” shall include without limitation, attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

6.6	Further Indemnification

Nothing contained herein shall affect any rights to indemnification to which any Covered Person or other Person may be entitled by contract or otherwise under law or prevent the Trust from entering into any contract to provide indemnification to any Covered Person or other Person. Without limiting the foregoing, the Trust may, in connection with the acquisition of assets subject to liabilities or a merger or consolidation pursuant to Section 12.4 hereof, assume the obligation to indemnify any Person including a Covered Person or otherwise contract to provide such indemnification, and such indemnification shall not be subject to the terms of this Article VI.

6.7	Amendments and Modifications

In no event will any amendment, modification or change to the provisions of this Declaration of Trust or the By-Laws adversely affect in any manner the rights of any Covered Person to (a) indemnification under Section 6.5 hereof in connection with any proceeding in which such Covered Person becomes involved as a party or otherwise by virtue of being or having been a Trustee, officer or employee of the Trust or (b) any insurance payments under policies maintained by the Trust, in either case with respect to any act or omission of such Covered Person that occurred or is alleged to have occurred prior to the time such amendment, modification or change to this Declaration of Trust or the By-Laws.

6.8	Derivative Actions and Appraisal of Rights

Shareholders shall not, as Shareholders, have any right to acquire, purchase or subscribe for any Shares or other securities of the Trust that it may hereafter issue or sell, other than such right, if any, as the Trustees in their discretion may determine. Shareholders shall have no appraisal rights with respect to their Shares and, except as otherwise determined by resolution of either the Trustees or President in their sole discretion, shall have no exchange or conversion rights with respect to their Shares. No action may be brought by a Shareholder on behalf of the Trust unless: (1) Shareholders owning no less than a majority of the then outstanding Shares, or Series or Class thereof, join in the bringing of such action; (2) the Trustees by a majority vote approve bringing of such action; or (3) the President or Secretary approves the bringing of such action. A Shareholder shall not be entitled to participate in a derivative or class action lawsuit on behalf of any other Series or any other Class or on behalf of the Shareholders in any other Series or any other Class of the Trust than the Series or Class of Shares owned by such Shareholder.

6.9	Fiduciary Duties

To the extent that, at law or equity, a Trustee or officer of the Trust has fiduciary duties or liabilities related thereto to the Trust, Shareholders or any other person, such Trustee or officer shall not be liable for their good faith reliance upon this Declaration of Trust. No Trustee or officer who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust shall have any duty to communicate or offer such opportunity to the Trust and such person shall not be liable to the Trust, Shareholders or any other person for breach of any fiduciary or other duty by reason of the fact that such person pursues or acquires such opportunity, directs such opportunity to another person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Shareholders shall have any rights or obligations by virtue of this Declaration of Trust or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper. Notwithstanding the foregoing, or anything to the contrary in the Declaration of Trust, nothing modifying, restricting or eliminating the duties or liabilities of Trustees or officers shall apply to, or in any way limit, the duties (including state law fiduciary duties) or liabilities with respect to matters arising under the federal securities laws.

ARTICLE VII

SHARES OF BENEFICIAL INTEREST

7.1	Beneficial Interest

The interest of the beneficiaries hereunder shall be divided into an unlimited number of transferable shares of beneficial interest, without par value. All Shares issued in accordance with the terms hereof, including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and nonassessable when the consideration determined by the Trustees (if any) therefor shall have been received by the Trust.

7.2	Rights of Shareholders

The Shares shall be personal property given only the rights in this Declaration of Trust specifically set forth. The ownership of the Trust Property of every description and the right to conduct any business herein before described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or, subject to the right of the Trustees to charge certain expenses directly to Shareholders, as provided in Section 4.5, suffer an assessment of any kind by virtue of their ownership of Shares. Except to the extent required for a corporation formed under the Delaware General Corporation Law, the Shareholders shall have no power to vote as to whether or not a court action, legal proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders.

7.3	Trust Only

It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

7.4	Issuance and Listing of Shares

(a)             Shares may be issued from time to time to such Persons (including, without limitation, any Trustee, officer, or agent of the Trust, any Authorized Participant or any Person in which a Trustee, officer or agent of the Trust has an interest) either for cash or for such other consideration (which may be in any one or more instances a certain specified consideration or certain specified considerations) and on such terms as the Trustees, from time to time, may deem advisable, and the Trust may, in connection with an issuance of Shares, acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities), and all Shares so issued hereunder, including without limitation Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable when the consideration determined by the Trustees (if any) therefor shall have been received by the Trust. Notwithstanding anything contained herein to the contrary, the Trustees may in their sole discretion determine to issue Shares of any Series or Class only in lots of such aggregate number of Shares as shall be determined by the Trustees, to be called creation units or such other term as the Trustees shall determine (as so defined, “Creation Units”), and in connection with the issuance of such Creation Units, to charge such transaction fees or other fees as the Trustees shall determine, provided however that the Trustees may from time to time, in their sole discretion determine to alter the number of Shares constituting a Creation Unit. The Trust shall have the right to refuse to issue Shares to any Person at any time and without any reason therefor whatsoever, provided such action is not in violation of the 1940 Act or any rule thereunder.

(b)             The Trust may issue Shares in fractional denominations to the same extent as its whole Shares, and Shares in fractional denominations shall be Shares having proportionately to the respective fractions represented thereby all the rights of whole Shares, including, without limitation, the right to vote, the right to receive dividends and distributions and the right to participate upon termination of the Trust. Any Series or Class that has been authorized to issue Creation Units pursuant to Section 7.4(a) hereof may issue Shares in fractional denominations pursuant to this Section 7.4(b) to the extent permitted by the 1940 Act.

(c)             Shares may be listed on a major stock exchange pursuant to such exchange’s rules and regulations.

7.5	Register of Shares

(a)             The ownership and transfer of Shares shall be recorded on the books of the Trust or, if there is a transfer or similar agent with respect to such Shares, on the books and records of such transfer or similar agent with respect to such Shares, which records shall be maintained separately for the Shares of each Series or Class of the Trust. No certificates representing the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules or impose such restrictions as they consider necessary or appropriate for the issuance of Share certificates, transfer of Shares and similar matters. The record books of the Trust, as kept by the Trust or any transfer or similar agent of the Trust, shall be conclusive as to who are the holders of Shares and as to the number of Shares held from time to time by each Shareholder. No Shareholder shall be entitled to receive any payment of a dividend or distribution, or to have notice given to him or her as provided herein or in the By-Laws, until he or she has provided such information as shall be required to the Trust or, as applicable, the Trust’s transfer or similar agent with respect to his or her Shares.

(b)             In the event any certificates representing Outstanding Shares are at any time outstanding, the Trustees may at any time or from time to time determine that Shares shall no longer be represented by certificates, and in connection therewith, upon written notice to any Shareholder holding certificates representing Outstanding Shares, such certificates shall be cancelled, provided that such cancellation shall not affect the ownership by such Shareholder of such Shares, and following such cancellation, ownership and transfer of such Shares shall be recorded by book entry on the books of the Trust or its transfer or similar agent.

(c)             The Trustees may establish, from time to time, one or more minimum investment amounts for Shareholder accounts, which may differ within and among any Series or Classes, and may impose account fees on (which may be satisfied by involuntarily redeeming the requisite number of Shares in any such account in the amount of such fee), and/or require the involuntary redemption of Shares held in, those accounts the net asset value of which for any reason falls below such established minimum investment amounts, or may authorize the Trust to convert any such Shares in such account to Shares of another Class or Series, or take any other such action with respect to minimum investment amounts as may be deemed necessary or appropriate by the Trustees, in each case upon such terms as shall be established by the Trustees.

7.6	Redemption and Repurchase of Shares

The Trust shall purchase such Shares as are offered by any Shareholder including Authorized Participants for redemption in accordance with such procedures for redemption as the Trustees may from time to time authorize; and at such time and in such manner as may be required by federal law, including the 1940 Act. All shares of the Trust shall be redeemable, at the redemption price determined in the manner set out in this Declaration of Trust, provided however that if the Trustees determine, pursuant to Section 4.2 hereof, to issue Shares of any Series or Class in Creation Units, then only Shares of such Series or Class aggregating a Creation Unit shall be redeemable hereunder, and unless the Trustees otherwise determine, there shall be no redemption of partial or fractional Creation Units. The Trust shall redeem the Shares of the Trust or any Series or Class thereof at the price determined as hereinafter set forth, at such offices or agencies and in accordance with such conditions, not inconsistent with the 1940 Act, regarding the redemption of Shares as may be described in the applicable Prospectus.

7.7	Redemption Price

Shares of the Trust, or of any Series or Class thereof shall be redeemed at their net asset value determined as set forth in Section 7.11 hereof as of such time or times as the Trustees shall have theretofore prescribed, less such fees and/or charges (including, with respect to the redemption of Creation Units, any transaction fees charged in connection with such a redemption), if any, as may be established by the Trustees from time to time.

7.8	Payment

Payment of the redemption price of Shares of the Trust or any Series or Class thereof shall be made in cash or in property or any combination thereof, out of the assets of the Trust or, as applicable, the Assets belonging to such Series and the composition of any such payment may be different among Shareholders (including differences among Shareholders in the same Series or Class), at such time and in the manner as may be specified from time to time in the applicable Prospectus. In no event shall the Trust be liable for any delay of any other Person in transferring securities or other property selected for delivery as all or part of any such payment.

7.9	Redemption by Action of the Trust

Subject to the provisions of the 1940 Act, the Trust may redeem some or all of the Shares of the Trust or one or more Series or Classes held by any Shareholder for any reason and under terms set by the Trustees, including by way of illustration, for the following reasons:

(a)             the value of such Shares held by such Shareholder being less than the minimum amount established from time to time by the Trustees;

(b)             the determination that direct or indirect ownership of Shares by any Person has become concentrated in such Shareholder to any extent that would disqualify that Series as a regulated investment company under the Code;

(c)             the failure of a Shareholder to pay when due for the purchase of Shares issued to such Shareholder;

(d)           the Trustees determine that redemption is appropriate or necessary to prevent harm to the Trust or its shareholders;

(e)           the failure of a holder of Shares or other securities of the Trust to comply with a demand pursuant to Section 4.6 hereof;

(f)            the payment of account fees or other charges, expenses and/or fees as set by the Trustees, including without limitation any small account fees;

(g)           in connection with the termination of any Series or Class of Shares; or

(h)           when the Trust is requested or compelled to do so by governmental authority or applicable law.

7.10	Suspension of Right of Redemption

Notwithstanding the foregoing, the Trust may postpone payment of the redemption price and may suspend the right of the holders of Shares to require the Trust to redeem Shares to the extent permissible under the 1940 Act.

7.11	Determination of Net Asset Value; Valuation of Portfolio Assets

The Trustees may from time to time prescribe such bases and times for determining the per Share net asset value of the Shares of the Trust or any Series or Class thereof and may prescribe or approve the procedures and methods for determining the value of portfolio assets as they may deem necessary or desirable. The Trust may suspend the determination of net asset value during any period when it may suspend the right of the holders of Shares to require the Trust to redeem Shares. The Trustees consistent with applicable laws and regulations may designate the valuation including the fair valuation of portfolio assets to the investment adviser of one or more Series.

7.12	Distributions

The Trustees may from time to time declare and authorize the payment of, or may prescribe and set forth in a duly adopted vote or votes of the Trustees, the bases and time or frequency, which may be monthly or otherwise, for the declaration and payment of, such dividends and distributions on Shares of a particular Series or Class thereof as they may deem necessary or desirable, after providing for actual and accrued expenses and liabilities (including such reserves as the Trustees may establish) determined in accordance with good accounting practices. All dividends and distributions on Shares of a particular Series shall be distributed only from the Assets belonging to that Series, as such term is defined in Section 4.9 hereof, and shall be distributed pro rata to the Shareholders of that Series in proportion to the number of Shares of that Series held by such Shareholders at the date and time of record for the payment of such dividends or distributions, subject to any variations with respect to Classes of Shares of such Series, if any, and in a manner consistent with the 1940 Act and the Code. Such distributions may be paid in cash and/or in securities or other property, and the composition of any such distribution shall be determined by the Trustees and may be different among Shareholders (including differences among Shareholders in the same Series or Class).

7.13	Transfer Agent and Registrar

The Trustees shall have the power to employ a transfer agent or transfer agents, and a registrar or registrars, with respect to Shares. The transfer agent or transfer agents may keep the applicable register and record therein, the original issues and transfers, if any, of the said Shares. Any such transfer agents and/or registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, as modified by the Trustees.

7.14	Notices

Any and all notices to which any Shareholder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his or her last known address as recorded on the applicable register of the Trust.

ARTICLE VIII

SHAREHOLDERS

8.1	Meetings of Shareholders

(a)          The Trust is not required to hold an annual meeting of Shareholders.

(b)          Meetings of the Shareholders of the Trust or any or all Series or Classes may be called by a majority of the Trustees, or the President from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders of the Trust or such Series or Classes as herein provided or for such other purposes as may be prescribed by law, by this Declaration of Trust or by the By-Laws. Meetings of the Shareholders may also be called by the Trustees or the President from time to time for the purpose of taking action upon any other matter deemed by the Trustees or the President to be necessary or desirable. .

A special meeting may be called by the Secretary of the Trust upon (i) the request of a majority of the Trustees then in office, or (ii) the written request of Shareholders entitled to cast at least thirty-three and one-third percent (33 1/3%) of all the votes entitled to be cast at such meeting, provided that (a) such request shall state the purpose or purposes of the meeting and the matters proposed to be acted upon at such meeting, and (b) to the extent requested by Shareholders, the Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholders.  Upon payment of these costs to the Trust, the Secretary shall notify each Shareholder entitled to notice of the meeting.

A meeting of Shareholders may be held at any place designated by the Trustees or President. Notice of any meeting of Shareholders, stating the time and place of the meeting, and any amendments to any such notice, shall be given or caused to be given by the Trustees to each Shareholder by mailing such notice or amendment, as applicable, postage prepaid, at least seven days before such meeting, at the Shareholder’s address as it appears on the records of the Trust, or by facsimile or other electronic transmission, at least seven days before such meeting, to the telephone or facsimile number or e-mail or other electronic or mobile address most recently furnished to the Trust (or its agent) by the Shareholder. Whenever notice of a meeting is required to be given to a Shareholder under this Declaration of Trust or the By-Laws, a written waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

(c)            Once a meeting of Shareholders has been duly called, only the majority of the Independent Trustees or the President who called the meeting, as the case may be, shall have the right to revoke the call of the meeting.

(d)            The Trustees may set in these By-Laws additional provisions relating to the holding of meetings (including the holding of meetings by electronic or other similar means), notice of meetings, record dates, place of meetings, conduct of meetings, voting by proxy, postponement, adjournment or cancellation of meetings and related matters. Shareholders at any meeting may only act with respect to matters set forth in the applicable meeting notice to Shareholders.

(e)            Other provisions relating to meetings, quorum, required vote, record date and other matters relating to Shareholder voting rights are as provided in the By-Laws.

8.2	Voting

(a)             Shareholders shall not have the power to vote on any matter except as may be required by law, this Declaration of Trust, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or as the Trustees may consider and determine necessary or desirable.

(b)             Each whole Share shall entitle the holder thereof to one vote as to any matter on which the holder in entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election or removal of Trustees or on any other matter submitted to a vote of the Shareholders. Shares may be voted in person or by proxy. A proxy may be given in writing. The By-Laws may provide that proxies may also, or may instead, be given by an electronic or telecommunications device or in any other manner. The vote of Shareholders with respect to any action or proposal may be taken over any period of time prior to the date on which the Trust shall take such action or implement such proposal. Until Shares of the Trust or any Series or Class are issued, the Trustees may exercise all rights of Shareholders of the Trust or such Series or Class and may take any action required or permitted by law, this Declaration of Trust or the By-laws of the Trust to be taken by Shareholders of the Trust, such Series or Class.

(c)             On any matter submitted to a vote of the Shareholders of the Trust, all Shares of all Series and Classes then entitled to vote shall be voted in the aggregate, except that (i) when required by the 1940 Act to be voted by individual Series or Class, Shares shall be voted by individual Series or Class, and (ii) when the Trustees have determined that the matter affects only the interests of Shareholders of one or more Series or Classes, only Shareholders of such one or more Series or Classes shall be entitled to vote thereon.

8.3	Quorum and Required Vote

(a)             The Trustees shall set forth in the By-Laws the quorum required for the transaction of business by the Shareholders at a meeting, which quorum shall in no event be less than the holders of thirty-three and one-third percent (33 1/3%) of the outstanding Shares entitled to vote at such meeting. If a quorum is present when a duly called and held meeting is convened, the Shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of Shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

(b)             The Shareholders shall take action by the affirmative vote of the holders of Shares representing a majority, except in the case of the election of Trustees, which shall only require a plurality, of votes cast at a meeting of Shareholders at which a quorum is present, except as may be otherwise required by applicable law or any provision of this Declaration of Trust or the By-Laws. Where any provision of law or of this Declaration of Trust or the By-Laws requires that the holders of any Series shall vote as a Series (or the holders of any Class shall vote as a Class), then a majority vote of the Shares of that Series (or Class) cast on the matter shall decide the matter insofar as the Series (or Class) is concerned.

8.4	Action by Written Consent in Lieu of Meeting of Shareholders

Any action required or permitted to be taken at a meeting of the Shareholders may be taken, if so directed by the Trustees, without a meeting by written action executed by Shareholders, as of a record date specified in accordance with the By-Laws, holding not less than the minimum number of Shares that would have been necessary to take the action at a meeting, assuming that all of the Shareholders entitled to vote on that action were present and voting at that meeting. The written action shall be effective when it has been executed by the requisite number of Shareholders and delivered to the secretary of the Trust, unless a different effective time is provided in the written action. Such a consent may be executed and delivered by electronic means in accordance with any procedures that may be adopted by the Trustees from time to time.

8.5	Access to Trust Records

As provided in Section 3819 of the Delaware Act, Shareholders shall only have such right to inspect such records, documents, accounts and books of the Trust as may be granted from time to time by the Trustees or the President, and subject to such reasonable standards, including standards governing what information and documents are to be furnished at what time and location and at whose expense, as may be established from time to time by the Trustees.

ARTICLE IX

DURATION; TERMINATION OF TRUST;
AMENDMENT; MERGERS, ETC.

9.1	Duration

Subject to possible termination in accordance with the provisions of Section 9.2 hereof, the Trust created hereby shall have perpetual existence.

9.2	Termination

(a)             The Trust may be dissolved, after a majority of the Trustees have approved a resolution therefor, upon approval by not less than one-third of Shares of each Class or Series outstanding and entitled to vote, voting as separate Classes or Series, unless such resolution has been approved by a majority of the Trustees, in which case approval by a Majority Shareholder Vote shall be required. Upon the dissolution of the Trust:

(i)               The Trust shall carry on no business except for the purpose of winding up its affairs.

(ii)              The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration of Trust shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, merge where the Trust is not the survivor, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more Persons at public or private sale for consideration which may consist in whole or in part in cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, merger in which the Trust is not the survivor, transfer or other disposition of all or substantially all the Trust Property of the Trust shall require approval of the principal terms of the transaction and the nature and amount of the consideration by Shareholders with the same vote as required to dissolve the Trust.

(iii)            After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders according to their respective rights.

(b)             After the winding up and termination of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination and shall execute and file a certificate of cancellation with the Secretary of State of the State of Delaware. Upon termination of the Trust, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

9.3	Amendment Procedure

The Trustees may by vote of a majority of the Trustees then in office including a majority of independent Trustees to amend or otherwise supplement the Declaration of Trust by making an amendment, a Declaration of Trust supplemental hereto or an amended and restated Declaration of Trust; provided, however, Sections 8.1 and 8.3 and related provisions in the By-Laws and Article III may not be amended without the written consent of the President.

Nothing contained in this Declaration of Trust shall permit the amendment of this Declaration of Trust to impair the exemption from personal liability of any Person who is or has been a Shareholder, Trustee, officer or employee of the Trust, or limit the rights to indemnification or insurance provided in this Declaration of Trust with respect to actions or omissions of persons entitled to indemnification under such Article prior to such amendment.

The Trust’s Certificate of Trust may be amended at any time for any purpose as the Trustees may determine and such amendment shall be signed by one or more of the Trustees or by an officer of the Trust as duly authorized by vote of a majority of the Trustees then in office.

9.4	Merger, Consolidation

Subject to applicable law, the Trust may merge or consolidate with or into one or more statutory trusts or other business entities or series or classes thereof formed or organized or existing under the laws of Delaware or any other state or the United States or any foreign country or other foreign jurisdiction by the affirmative vote of two-thirds (2/3) of the Trustees and the consent of the President. Pursuant to and in accordance with §3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Declaration of Trust, an agreement of merger or consolidation so approved by the Trustees in accordance with this Section 9.4 may (a) effect any amendment to the governing instrument of the Trust; or (b) effect the adoption of a new governing instrument of the Trust if it is the surviving or resulting trust in the merger or consolidation.

9.5	Sale of Assets; Reorganization

The Trustees may authorize the Trust or any Series or Class thereof, to sell, lease, transfer, pledge, exchange, convey or dispose of all or substantially all of the Trust Property (or all or substantially all of the Trust Property allocated or belonging to a particular Series or Class), including its good will, to any one or more business or statutory trusts or other business entities or series or classes thereof (including another Series or Class of the Trust) upon such terms and conditions and for such consideration (which may include the assumption of some or all of the outstanding obligations and liabilities, accrued or contingent, whether known or unknown, of the Trust or such Series or Class) as may be authorized by the Trustees. Without limiting the generality of the foregoing, this provision may be utilized to permit the Trust or any Series or Class thereof to pursue its investment program through one or more subsidiary vehicles or to operate in a master-feeder or fund of funds structure.

9.6	Conversion

The Trustees may authorize the creation of one or more statutory trusts, corporations, or other business organization to which all or any part of the assets, liabilities, profits or losses of the Trust or any Series or Class thereof may be transferred and may provide for the conversion of Shares of the Trust or any Series or Class thereof into beneficial interests in any such newly created trust or trusts or any series or classes thereof.

9.7	Combination of Classes

The authority of the Trustees under this Article XII with respect to the merger, consolidation, sale of assets or reorganization of any Series of the Trust or any Class thereof is in addition to the authority of the Trustees under Section 4.2 hereof to combine two or more Classes of a Series into a single Class.

ARTICLE X

MISCELLANEOUS

10.1	Filing

(a)             This Declaration of Trust and any amendment or supplement hereto shall be filed in such places as may be required or as the Trustees deem appropriate. Each amendment or supplement shall be accompanied by a certificate signed and acknowledged by a Trustee stating that such action was duly taken in a manner provided herein, and shall, upon insertion in the Trust’s minute book, be conclusive evidence of all amendments contained therein. A restated Declaration of Trust, containing the original Declaration of Trust and all amendments and supplements theretofore made, may be executed from time to time by a majority of the Trustees and shall, upon insertion in the Trust’s minute book, be conclusive evidence of all amendments and supplements contained therein and may thereafter be referred to in lieu of the original Declaration of Trust and the various amendments and supplements thereto.

(b)             The Trustees hereby authorize and direct a Certificate of Trust, in the form attached hereto as Exhibit A, to be executed and filed with the Office of the Secretary of State of the State of Delaware in accordance with the Delaware Statutory Trust Act.

10.2	Registered Agent

The registered agent and office of the Trust in the State of Delaware is the Corporation Trust Company, 1209 Orange Street, New Castle County, Wilmington, DE 19801. Unless otherwise required by applicable law, the Trust shall at all times maintain at least one resident agent who shall be either a citizen of the State of Delaware who resides in such State or a Delaware corporation. The Trustees may change the registered agent or registered office of the Trust from time to time by making the appropriate filing or filings with the Secretary of State of the State of Delaware.

10.3	Applicable Law

(a)             The Trust set forth in this instrument is created under and is to be governed by and construed and administered according to the laws of the State of Delaware, without reference to its conflicts of law rules, as a Delaware statutory trust under the Delaware Act, and without limiting the provisions hereof, the Trust specifically reserves the right to exercise any of the powers and privileges afforded to statutory trusts or actions that may be engaged in by statutory trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

(b)             Notwithstanding the first sentence of Section 10.3(a) hereof, there shall not be applicable to the Trust, the Trustees or this Declaration of Trust any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) or any other state pertaining to trusts, including by way of illustration and without limitation, laws that relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges; (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust; (iii) the necessity for obtaining a court or other governmental approval concerning the acquisition, holding, or disposition of real or personal property; (iv) fees or other sums applicable to trustees, officers, agents or employees of a trust; (v) the allocation of receipts and expenditures to income or principal; (vi) restrictions or limitations on the permissible nature, amount, or concentration of trust investments or requirements relating to the titling, storage, or other manner of holding of trust assets; or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers or liabilities or authorities and powers of trustees if such laws are inconsistent with the authorities and powers or the limitation on liability of the Trustees set forth or referenced in this Declaration of Trust. Section 3540 of Title 12 of the Delaware Code shall not apply to the Trust.

(c)             No provision of this Declaration of Trust shall be effective to require a waiver of compliance with any provision of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or the 1940 Act, or of any valid rule, regulation or order of the Commission thereunder.

10.4	Statutory Trust Only

The Trust is not intended to be, shall not be deemed to be, and shall not be treated as, a general or a limited partnership, joint venture, corporation or joint stock company, nor shall the Trustees or Shareholders or any of them for any purpose be deemed to be, or be treated in any way whatsoever as though they were, liable or responsible hereunder as partners or joint venturers.

10.5	Provisions in Conflict with Law or Regulations

(a)             The provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any such provision, in whole or in part, conflicts with the 1940 Act, the regulated investment company provisions of the Code, and the regulations thereunder, the Delaware Act or with other applicable laws and regulations, the conflicting provision, or the conflicting part or parts thereof, shall be deemed not to constitute a part of this Declaration of Trust; provided however that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

(b)            If any provision of this Declaration of Trust shall be held invalid or unenforceable, in whole or in part, in any jurisdiction, such invalidity or unenforceability shall attach only to such provision, or such part or parts thereof, in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

10.6	Counterparts

This Declaration of Trust may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

10.7	Reliance by Third Parties

Any certificate executed by an individual who, according to the records of the Trust, or of any recording office in which this Declaration of Trust may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the name of the Trust, (c) the due authorization of the execution of any instrument or writing, (d) the form of any vote passed at a meeting of Trustees or Shareholders, (e) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration of Trust, (f) the form of any By Laws adopted by or the identity of any officers elected by the Trustees, or (g) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

10.8	Trustees May Resolve Ambiguities

The Trustees may construe any of the provisions of this Declaration of Trust insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any such construction hereof by the Trustees in good faith shall be conclusive as to the meaning to be given to such provisions.

(Signature page to follow)

IN WITNESS WHEREOF, the Trustees named below do hereby make and enter into this Agreement and Declaration of Trust as of the date first above written.

By:

Matthew Keeling Trustee

John Jacobs Trustee

Richard Keary Trustee

Robert Sherry Trustee

_

STATE OF DELAWARE

CERTIFICATE OF TRUST

This Certificate of Trust (this “Certificate”) is filed in accordance with the provisions of the Delaware Statutory Trust Act (12 Del. Code Ann. Tit. 12 Section 3801 et seq.) (the “Act”) and sets forth the following:

1.	The name of the Trust is: TEMA ETF TRUST (hereinafter, the “Trust”).

2.	The name and address of the Registered Agent of the Trust in the State of Delaware is:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

New Castle County

Wilmington, DE 19801

3.	The Trust is or will become prior to or within 180 days following the first issuance of beneficial interests, a registered investment company under the Investment Company Act of 1940, as amended (15 U.S.C. §§ 80a-1 et seq.).

4.	Notice is hereby given that the Trust shall consist of one or more series. Pursuant to Section 3804 of the Act, the debts, liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to a particular series, whether such series is now authorized and existing pursuant to the governing instrument of the Trust or is hereafter authorized and existing pursuant to said governing instrument, shall be enforceable against the assets associated with such series only, and not against the assets of the Trust generally or any other series thereof, and, except as otherwise provided in the governing instrument of the Trust, none of the debts, liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.

5.	The business of the Trust will be managed in accordance with the Trust’s Agreement and Declaration of Trust as such document may be amended from time to time.

6.	This Certificate is effective upon filing.

IN WITNESS WHEREOF, the Trustees named below, being the sole Trustee of Tema ETF TRUST, has executed this Certificate of Trust on this on this 25th day of July, 2022.

/s/ Matthew Keeling
Matthew Keeling Sole Trustee